Exhibit 10.18

                                SUPPLY AGREEMENT
                                ----------------

AGREEMENT, entered in this 17th day of October 2005 by and between

RFB LAKELAND INDUSTRIES PRIVATE LIMITED ("Buyer") an India corporation having its registered office at A-33, New Friends Colony, New Delhi - 110 065, India;

And

RFB LATEX LIMITED, an Indian corporation having offices at Surya Plaza K-185 Sarai Julena, New Delhi, India ("Supplier")

And

P.S. Ratra son of Late Sh. G. S. Ratra resident of A-33, New Friends Colony, New Delhi - 110 065 ( Promoter No. 1)

And

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Kamal Ratra son of Late Sh. G. S. Ratra  resident of A-33,  New Friends  Colony,
New Delhi - 110 065 (Promoter No. 2) (collectively referred to as Promoters)

                              W I T N E S S E T H:

      WHEREAS, the Buyer desires to be assured of having available for its purchase and use during the term of this Agreement, certain quantities of "Products" (as that term is hereinafter described); and

      WHEREAS, subject to the terms and conditions of this Agreement, Supplier is willing to supply Buyer's requirements of the Products, in order to assure Buyer of the availability and source of supply of such Products during the term of this Agreement, and is willing to contract to sell Products to the Buyer.

      NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement, and under the terms and conditions contained herein, Buyer agrees to buy from Supplier and Supplier agrees to sell to Buyer as follows:

1.    Sale and Purchase of Products
      -----------------------------

      a) During the Stated Term of this Agreement, Supplier agrees to sell to the Buyer, and to accept orders from the Buyer for the Buyer's requirements for Supported and Unsupported Industrial Gloves currently made or to be developed by Supplier, and other gloves for use in safety apparel products of the types and specification as are provided to

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      Supplier  ultimately for sale to safety distributors and end users of such gloves in the United States and in other agreed markets worldwide (hereinafter collectively the "Products"), all as described in Exhibits "A" and "B" hereto. Supplier acknowledges that the raw materials of Latex, Nitrile, Chemical Compounds and other components or components bought by Buyer are the exclusive property of Buyer. Buyer acknowledges that the glove Products that Supplier sources itself in India or elsewhere are designed by Supplier and the designs and specifications are the exclusive property of Supplier. Supplier has a sales office in New Delhi, India and
      that  sales  office  will  solicit  India   Domestic   sales  and  various
      international sales except for sales in the United States in most instances. Any sales order procured by Supplier shall be fulfilled by Buyer subject to the condition that such sales shall be made at price decided by the Buyer. The Supplier's sales office and factories have been making product for sale since 1989, and transfer pricing between the Buyer and Supplier shall be in accordance with Exhibits A & B or where otherwise mutually agreed on a case by case basis to conform to international market prices depending upon who the customers are: being Domestic India, International Master distributors, ordinary distributors or end users, as these prices are determined solely by market forces at those specific chain or levels of the marketplace.

2.    Term
      ----

      The stated term of this Agreement (the "Stated Term") shall be 364 days commencing October 17th 2005 and terminating October 16th 2006,

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      provided however,  that the term of the Agreement shall thereafter be then subject to the terms of the Option Agreement to Purchase Assets, the Employment Agreements, the Asset Purchase Agreement and the Share Holders Agreement which are made a part hereof if such Option to Purchase Assets is exercised.

3.    Supply of Products
      ------------------

      (a) At Buyer's option, for all orders of Products submitted by Buyer during the Stated Term of this Agreement, Supplier shall supply Buyer's requirements of glove Products, in such types and such amounts of glove Products as Buyer shall request.

      (b) Supplier shall dedicate such equipment, materials and labor hours in its plant facilities to the Buyer's requirements, so as to meet Buyer's need and delivery dates for Products, and shall give Buyer access to Supplier's production schedules and other production information in order to coordinate delivery schedules of gloves and other raw material purchases. Supplier shall only ship to Buyer full or half containers, unless Buyer specifically directs Supplier to ship less than full containers.

      (c)   Buyer  shall  pay  Supplier  an  amount  of  $280,000   annually  as
            processing charges for the manufacturing of the Products and for supervisory personnel services pursuant to paragraph 5 herein.

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      This  amount  shall  increase  to 10%  of  any  glove  sales  that  exceed
      $2,500,000 USD as invoiced by Buyer to Lakeland Industries, Inc. and additionally all direct sales to International customers outside the USA. At the termination of this Supply Agreement, Supplier and Buyer shall agree on the total sales made during this 364 day term and add 10% multiplied by all glove sales that exceed $2,500,000 USD and pay that sum to Supplier at year end. This additional amount cannot exceed $150,000 USD.

      (d) Buyer shall allow up to $25,000 USD for repairs of machinery located in Plots 24 and 81 and may agree mutually with Seller for an increase in this amount, if justified.

4.    Price and Adjustments
      ---------------------

      A.    Products; Price and Price Adjustments
            -------------------------------------

      (1) The initial prices for Products are listed on Exhibit "A" annexed hereto and made a part hereof (the "Base Prices") .

      (2) The Base Prices shall remain in force and effect for all orders submitted by the Buyer during the Stated Term of this Agreement, unless changed by mutual agreement of the parties hereto, or as hereinafter provided. Where, however, Supplier purchases any raw materials or components directly, then in the event that there is a change in Supplier's actual costs per unit for components bought by Supplier directly and contained in Buyers Products

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            then,  upon  Supplier's  verification  of such changes in its actual costs, the Base Prices shall be adjusted forthwith to reflect such increases or decreases as the case may be at that time. In such case, Supplier has supplied to Buyer current costs on such component items to be supplied by Supplier as Exhibit C attached hereto and made a part hereof. Additionally, Buyer shall supply and pay the number of direct factory workers working on Buyer's Products from an Independent Worker Contracting Company that leases employees in the Noida Special Economic Zone outside New Delhi, India. Supplier shall bear all fire, flood, storm, theft, vandalism, credit, and all other business risks until the Products are loaded in Buyer's container.

      B.    Favored Nations Pricing
            -----------------------

      Notwithstanding anything to the contrary, express or implied, contained in
      Section 4A above, the parties hereto do hereby expressly covenant and agree that the Buyer shall be entitled to receive throughout the Stated Term of this Agreement the lowest Base Prices on similar terms and conditions to which any other party has or is receiving, or may, from time to time, receive, from Supplier for the Products. Additionally, Buyer shall seek quotes from other independent assembly operations or manufacturers of similar quality gloves using similar raw materials, and if such operations quote lower prices than Supplier shall match those lower quoted prices.

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                                                                               7

5.    Payment Terms.
      --------------

      Buyer will purchase all raw materials to manufacture only Buyer's gloves and will issue such raw materials to Supplier for Production, and the cost of these raw materials will be debited to Supplier. Buyer will pay the electricity bills on Plots 24, 81, and 50 and debit this amount to Supplier. Buyer will buy all heating oil and LP gas for Plots 24, 81, and 50 only and only for such oil and gas as used for manufacturing Buyer's Products and debit Supplier that amount. All direct labor on the shop floors of 24, 81, and 50 will be hired through an independent labor contractor and Buyer will pay the contractor and debit Supplier. Supplier will invoice Buyer for the gloves manufactured with the above inputs at its cost of production the (Base Prices) as listed in Exhibit A, attached hereto and made a part hereof, and transfer the Products to Buyer's custody or control. No cash payments are to be made to Supplier or the Buyer as these balances will be debited or credited to the appropriate party, Buyer or Supplier, at the end of each month during the term of this Agreement, and any remaining debit or credit balance at year end shall by paid to Buyer or Supplier as appropriate. Buyer will upon the execution of this agreement pay $150,000 to the Supplier and the remaining $130,000 shall be payable in 6 equal monthly amounts of $21,666 USD in months 7-12 of this Agreement. On month 12 a reconciliation will be made on sales over $2.5 million pursuant to paragraph 3 (c) herein.

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6.    Quality.
      -------

      Supplier acknowledges that Buyer is relying upon the skill and technical knowledge of Supplier in the manufacture of the subject Products which Buyer shall purchase from Supplier pursuant to this Agreement, and Supplier represents, warrants and agrees that the subject Products will be suitable for use for the purposes of Buyer's business. Supplier further represents, warrants and agrees that all of the Products to be supplied by Supplier to Buyer shall be made in accordance with Buyer's purchase orders, delivery dates and generally established industry standards, suitable for the acknowledged intended uses for such Products by Buyer and its customers, and that all the Products sold to Buyer will be free from any defects in material or workmanship. Supplier shall legally bear all product liability responsibilities as the manufacturer and the Products shall be warranted as merchantable, saleable, useable, and free from defects. Nonetheless, Buyer out of necessity shall purchase product liability insurance in the United States as recent judicial trends seem to ignore the existence and legality of the corporate veil and limited liability, and allow tort jurisdiction to attach to whoever has deep pockets, no matter what the connection to the Tort. Buyer shall debit Supplier for the cost of such insurance pursuant to Section 5. Supplier will replace or allow Buyer full credit, including shipping and handling expenses, for any defective Products sold to Buyer subject to a 1% defect rate in favor of Supplier. Calculation of waste rates shall use what is bought by Buyer in raw materials and other components as a

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      unit of  count  and  aggregated  and  calculated  monthly  for  accounting purposes as to what finished  gloves are returned versus the raw materials
      used  as  laid  out  in  Exhibit  B  "Waste   Factors  and  Raw   Material
      Utilization". All Products supplied by Supplier under this Agreement shall conform in all respects to any specifications issued by Buyer or Supplier or specifically agreed to in writing by Supplier and Buyer. Buyer shall have the right to inspect the Products prior to and after boxing and shipment to insure that Supplier is meeting specifications and quality standards and counts as represented by Buyer in Exhibit B. Supplier also represents that it is ISO 9001 certified and will make its best efforts to get Buyer ISO 9001 or 9002 certified as soon as possible, and Buyer will pay all out of pocket expenses of such certifications, and Supplier shall also make its best efforts to obtain CE certification for Buyer for it proprietary line of Indian gloves and designs, being sold in Europe, South America, Asia, and Australia.

7.    Risk of Loss
      ------------

      The risk of loss shall pass from Supplier to Buyer when Supplier packs and seals the container at plots 24, 81 or 50. Supplier shall arrange Buyers transportation in concert with Buyer's logistics department in the USA, and Buyer will pay all transportation, brokerage, insurance, tariffs, quotas, and other miscellaneous transportation fees from Supplier's premises to containers destinations in the USA and such charges for non-USA shipments will be negotiated with the purchasing customer on

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      a case by case  basis,  for  example,  FOB,  CIF,  C & F, DDP,  with South
      American or European customers.

8.    Assignment: Binding Effect
      --------------------------

      This Agreement or any part thereof shall not be assigned by any party hereto, either voluntarily or by operation of law, except with the written consent of the other; provided, however, that either party shall have the right and obligation, without the prior written consent of the other, to assign its rights and obligations hereunder to any third party (including an Affiliate), but only in connection with the sale and transfer of all or substantially all of the assets or securities of a party hereto (whether through stock sale, asset sale, merger, consolidation or like combination) to a third party. Notwithstanding the foregoing, any third party transferee to this Agreement shall execute a counterpart hereof, pursuant to which such third party shall agree to perform all of the terms and conditions hereof.

9.    Right of Buyer to Manufacture or Purchase from Alternate Sources
      ----------------------------------------------------------------

      Notwithstanding anything to the contrary, express or implied, contained in this Agreement, the Buyer already does and Buyer shall, during the term of this Agreement, have the right to purchase or otherwise acquire the Products from sources other than Supplier.

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10.   Creation of further lien or charge.

      The assets, immovable and movables, of the Supplier as detailed in Exhibit D are mortgaged and hypothecated to IDBI Bank having first charge and consortium of Canara bank and Central Bank of India having second charge. The Supplier undertakes that it shall not create any further right, title, charge, interest or lien on any of the assets as detailed in Exhibit D to this Agreement in favour of any person and shall not create any further liability in respect thereto during the currency of this Agreement and after the Buyer has exercised its option to purchase the assets untill the time actual purchase of assets has taken place in favour of the Buyer.

11.   Obligations of Promoters and Supplier.

      (i) During the currency and subsistence of the Supply Agreement, the Promoters agree that they will not in any way, directly or indirectly, manage, operate, control, accept employment or a consulting position with or otherwise advise or assist or be actively connected with, directly or indirectly, any enterprise which engages in, or otherwise carries on, any business activity in competition with the Buyer or the business to be optionally acquired by the Buyer, if their activity or service to such enterprise could have an adverse effect on the Buyer or the optionally Acquired Business in any geographic region in the world. The Promoters agree that during the currency of this Agreement, the Promoters will not take any action which might divert from the Buyer or its holding company, or their respective

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            successors  or assigns,  any  opportunity  which would be within the scope of any of their respective present or future operations or business.

      (ii) The Promoters agree not to disclose at any time to other than the Buyer or any of its affiliates or use, except in each case in pursuit of the business of the Buyer or its affiliates, any proprietary information of the Buyer or of any of its affiliates whether they have such information within their memory or it is embodied in writing or other physical form. For purposes of this agreement, the phrase "proprietary information" means all information, such as, without limiting the generality of the foregoing, customer accounts, sales, development or financing procedures or methods of the Buyer or any of its affiliates or related entities to specific business matters such as, without limiting the generality of the foregoing, the identity of suppliers, customers, contractors or lenders or accounting procedures of the Buyer or its affiliates.

      (iii) It is agreed that any and all improvements, inventions, discoveries, formulae, processes or methods relating to which the Promoters may conceive or make during the currency of this Agreement for the Buyer shall be the sole and exclusive property of the Buyer. The Promoters will, whenever requested to do so by the Buyer and at the Buyer's expense, execute and sign any and all applications, 'assignments or other instruments and do all other things which it reasonably may deem necessary or appropriate in order to apply for, obtain, maintain, enforce and defend letters patent of the United States or of any foreign country for such of the improvements, inventions, discoveries, formulae, processes or methods as shall be the sole and exclusive property of the Buyer or as the Buyer shall have elected to acquire as

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            provided for above, or in order to assign and convey  otherwise make available to the Buyer or any affiliate, as the case may be, the sole and exclusive right, title and interest in and to said
            improvements,   inventions,   discoveries,  formulae,  processes  or
            methods.

      (iv) The Promoters agree not to remove from the premises of the Buyer or any of its affiliates, except in pursuit of the business thereof, any document or object containing or reflecting any proprietary information of the Buyer or any of its affiliates, and the Promoters recognize that all such documents and objects, whether developed by them or by someone else for the Buyer or any of its affiliates, are the respective exclusive property of the Buyer or of such of its affiliates, as the case may be.

      (v) The Promoters shall arrange and cause Supplier to arrange for purchase of all raw materials to make Buyer's glove orders at the best prices possible worldwide, putting in PO(s) for such purchases under Buyer's name, informing Buyer of the purchases by fax or e-mail, (both Purchase Orders and Invoices) helping and cooperating completely with Buyer's employees, legal and accounting consultants in India and Parent's employees and consultants wherever located in the world.

      (vi) The Promoters shall provide and cause RFB International, a partnership firm of the Promoters to provide suitable operating space at Plot 50 for Buyer's raw materials, employees, documents, office equipment and any other requirements of Buyer to make Buyer profitable as a stand alone Indian Corporation. Buyer shall pay to the said RFB International $1000 USD (or equivalent thereto in INR) monthly for this space and Buyer shall have the

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            option to  purchase  the  building on Plot 50 for  $100,000  USD (or equivalent thereto in INR) upon Buyers exercise of the Option Asset Purchase Agreement with all equipment and leasehold improvements therein. Buyer shall pay for all its own necessary improvements to the space at Plot 50.

     (vii) The Promoters shall arrange and cause Supplier to arrange for the efficient hiring of experienced outside factory laborers to make Buyer's gloves, and same shall be at the best cost possible. Buyer shall pay the cost of these Contract laborers upon presentment of proper, valid, and correct invoices on normal industry terms.

     (viii) The Promoters shall make available and cause the Supplier to make available all Plots 24, 50 and 81's facilities and equipment for the manufacture of Buyer's gloves using their legal authority and their combined super majority voting control of Supplier (76% ownership), in accordance with Indian Corporate Law and their 100% ownership of Plot 50.

     (ix) The Promoters along with the Supplier shall jointly and severally hold Buyer harmless and indemnify Buyer against any and all legal actions commenced against Buyer by any of minority shareholders of Supplier. The Promoters and Supplier shall pay all Buyer's Court costs, legal fees, travel fees and any other expenses related to any legal actions commenced by any or all of minority shareholders of Supplier, and Buyer shall have the option to withhold any agreed payments on any Agreements between Buyer and Supplier or to the Promoters should either of the Promoter or Supplier jointly or severally fail to uphold this indemnification clause.

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      (x)   The   Promoters   shall  make  their  best  efforts  and  devote  an
            appropriate portion of their time to effect sales of Buyer's line of gloves and shall be provided up to a $25,000 expense account annually to do so. Reimbursement for such travel and other direct sales expenses will be reimbursed by Buyer in accordance with policies of holding company of the Buyer for out of pocket expenses, which the Promoters may reasonably incur in the performance of sales and marketing duties hereunder and which are properly and honestly substantiated.

      (xi) The Promoters shall cause Supplier and Supplier's employees to faithfully fulfill the terms of this Supply Agreement and any other side agreements past or future or modification of any such Agreements between Promoters, Supplier, their affiliates, and Buyer or any other entities under the control or ownership and Buyer.

      (xii) In the event, the Promoters or Supplier make use of the Plots 24 or 81 to make surgical gloves or use Buyer's contract labor or other assets such as water cleaning equipment, the Promoters shall immediately inform Christopher J. Ryan of same prior to such action so that he is aware of same, and if necessary come to an agreement on how the monthly debit or credit balances will be adjusted. For example, if the Promoters or Supplier utilize Buyer's contract labor, the Promoters or Supplier as the case may be will pay that portion of their cost that relates to any work done for Supplier or for Promoters personally.

     (xiii) The Promoters shall conform to the highest standards of ethics and honesty when apportioning expenses between Supplier on any and all raw materials, waste factors, count factors, quality control

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            and defects, expenses for electricity, diesel oil, LP Gas, packaging materials, component or other purchases, and the Promoters represent and covenant that Exhibits A and B to the Supply Agreement and exhibits to all other agreements between the Promoters, Supplier and Buyer are correct as to their meaning and intent and not understated or overstated to Buyer's financial or other detriment. Any breach of this paragraph shall be considered a material breach of this Agreement and the Option Agreement.

      (xiv) In consideration of their obligations as contained in clauses (i) and (ii) above, the Supplier shall be paid a sum of $200,000 USD which shall be payable using a standby letter of credit or other appropriate L/C payable in 12 equal monthly installments.

11. Any paragraph, sentence, phrase or other provision of this Agreement which is in conflict with any applicable statute, rule or other law shall be deemed, if possible, to be modified or altered to conform thereto or, if not possible, to be omitted here from. The invalidity of any portion hereof shall not affect the force and effect of the remaining valid portions hereof.

12. This Agreement is governed by and is to be construed in accordance with the laws of India. This Agreement constitutes the entire understanding between the Parties hereto with respect to the subject matter contained herein and this Agreement is to be read in conjunction with other Agreements made between the Parties or any other entity, legal or otherwise which is controlled by Buyer or its holding company, and modifications can be made only in writing signed by both parties. This Agreement shall be binding upon, and shall inure to the benefit of the Parties.

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13.   The Buyer may terminate  this Agreement at any time during the term hereof upon ten (10) days' written notice for (i) a material breach of any of the obligations of Supplier and Promoters hereunder, or (ii) "just cause", as herein defined or (iii) illness or mental incapacity of the Promoters to the extent that it prevents them from performing their obligations and duties and services hereunder for any period of 90 consecutive days. The term "just cause" shall mean death, willful misconduct, dishonesty, fraud, forgery, or conviction of a crime specifically as it relates to any and all transactions financial or otherwise between or among Promoters personally and Supplier and the Buyer. Upon termination of this Agreement for any reason, the Buyer shall be obligated to pay only such portion of the processing charges or other payment earned prior to the time of such termination occurs.

14.   Notices
      -------

      Any notices required to be given under this Agreement or by law shall be in writing and shall be deemed given when personally delivered or when presented for delivery by the postal carrier, postage prepaid, by registered or certified mail, return receipt requested or by UPS, DHL Express or Federal Express International Mail:

IF TO SUPPLIER:
RFB Latex Limited
Through
Kamal Ratra and P.S. Ratra
A33 New Friends Colony
New Delhi-11065, India

IF TO BUYER
Lakeland Industries, Inc.
through Christopher J. Ryan and Gary Pokrassa
701-7 Koehler Ave.
Ronkonkoma, NY 11779
And a second notice to
Harvey Pride or Greg Pontes

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                                                                              18


Lakeland South
202 Pride Lane SW
PO Box 1584

Decatur, AL  35601

IF TO PROMOTERS
Kamal Ratra and P.S.Ratra
A-33, New Friends Colony,
New Delhi - 110 065, India

15.   Modification
      ------------

      No variation or modification hereof shall be binding on either party unless set forth in writing signed by duly authorized representatives of each party hereto or his designate.

16.   Confidentiality and Non-Compete
      -------------------------------

      Buyer, Supplier and their officers, employees, representatives and agents agree during the term of this Agreement, and thereafter, to hold in strictest confidence and not disclose directly or indirectly, to any person, firm or corporation, without the express written prior authorization of Buyer or Supplier, as the case may be, any trade secrets or any confidential business information that may result from the ongoing relationship established by virtue of this Supply Agreement, nor shall either party use such information to their own economic benefit such as but not limited to; the utilization of either party's customers lists, patterns, fabrics or combinations thereof, financial information, discounts, price lists, product costing or other sensitive information developed by either party for its own business during or after the term of this Supply Agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement this 17th day of October 2005.

                                          FB LAKELAND INDUSTRIES PRIVATE LIMITED
                                                          (an India Corporation)

                                              By:_______________________________
                                                             Christopher J. Ryan

                                                               RFB LATEX LIMITED
                                                          (an India Corporation)

                                              By:_______________________________
                                                                      P.S. Ratra

                                              By:_______________________________
                                                                      K.S. Ratra

                                                                       Promoters

                                                 _______________________________
                                                                       P.S.Ratra

                                                 _______________________________
                                                                       K.S.Ratra

                                    EXHIBIT A
                         Base Prices at RFB Latex's Cost
                         -------------------------------

----------------------------------------------------------------------------------------------------------------------------------
                                                                                                  FOB Delhi
                                                                                                   Cost of
                                                                                                Production per
              Glove Name                              Glove Description                           Dozen pair        Per 144 Pairs
----------------------------------------------------------------------------------------------------------------------------------
#  1            TECHO           Heavy Duty Nitrile Dipped Gloves with Fleecy Jersey Liner             4.80                57.60
----------------------------------------------------------------------------------------------------------------------------------
#  2           PROTECTO         Extra Duty Nitrile Coating on Fleecy Jersey Interlock Liner
----------------------------------------------------------------------------------------------------------------------------------
#  3            PRONIT          Blue Medium Duty Nitrile Coating on Interlock Liner
----------------------------------------------------------------------------------------------------------------------------------
#  4             LITE           Light Duty Nitrile Dipped Gloves with Interlock Liner
----------------------------------------------------------------------------------------------------------------------------------
#  5        COMFORTO GREEN      Chemical Resistant  Complex Design                                    3.05                36.60
----------------------------------------------------------------------------------------------------------------------------------
#  6        COMFORTO BLUE       Chemical Resistant  Complex Design                                    3.05                36.60
----------------------------------------------------------------------------------------------------------------------------------
#  7        COMFORTO WHITE      Chemical Resistant  Complex Design                                    3.05                36.60
----------------------------------------------------------------------------------------------------------------------------------
           LATEX FLOCKLINED
#  8            YELLOW          Chemical Resistant  Complex Design                                    4.32                51.84
----------------------------------------------------------------------------------------------------------------------------------
           LATEX FLOCKLINED
#  9         BLUE/YELLOW        Chemical Resistant  Complex Design                                    2.69                32.25
----------------------------------------------------------------------------------------------------------------------------------
           LATEX FLOCKLINED
# 10             BLUE           Chemical Resistant  Complex Design
----------------------------------------------------------------------------------------------------------------------------------
# 11        NEOPRENE BLACK      Chemical Resistant  Complex Design
----------------------------------------------------------------------------------------------------------------------------------
            NEOPRENE LATEX
              FLOCKLINED
# 12          BI-COLOUR         Chemical Resistant  Complex Design                                    3.00                36.00
----------------------------------------------------------------------------------------------------------------------------------
          HEAVYWEIGHT LATEX
# 13      FLOCKLINED ORANGE     Chemical Resistant  Complex Design
----------------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------------
                                                                                                  FOB Delhi
                                                                                                   Cost of
                                                                                                Production per
              Glove Name                  Glove Description                                       Dozen pair        Per 144 Pairs
----------------------------------------------------------------------------------------------------------------------------------
# 14         LATEX PEARL
                LINED
                GREEN           Chemical Resistant Complex Design
----------------------------------------------------------------------------------------------------------------------------------
# 15         CANNERS BLUE       Chemical Resistant Complex Design                                    2.00                24.00
----------------------------------------------------------------------------------------------------------------------------------
# 16       CANNERS NATURAL      Chemical Resistant Complex Design                                    1.92                23.04
----------------------------------------------------------------------------------------------------------------------------------
           LATEX DISPOSABLE
# 17           POWDERED         General Purpose  Intermediate Design
----------------------------------------------------------------------------------------------------------------------------------
           LATEX DISPOSABLE
# 18          POWDERFREE        General Purpose  Intermediate Design
----------------------------------------------------------------------------------------------------------------------------------
# 19      NITRILE DISPOSABLE    General Purpose  Intermediate Design
----------------------------------------------------------------------------------------------------------------------------------
# 20       HOUSEHOLD GLOVE      General Purpose
----------------------------------------------------------------------------------------------------------------------------------
# 21      NITRILE FLOCKLINED    18 Mil Thick                                                         3.60
----------------------------------------------------------------------------------------------------------------------------------
# 22        NITRILE GREEN       Unlined                                                              3.12
----------------------------------------------------------------------------------------------------------------------------------
               GAUNTLET
               BI-COLOUR
              DARK/LIGHT
# 23             BLUE                                                                                9.00
----------------------------------------------------------------------------------------------------------------------------------
          NITRILE KNIT WRIST
# 24      FULLY COATED BLUE                                                                          5.04
----------------------------------------------------------------------------------------------------------------------------------
        NITRILE 14 " GAUNTLET
# 25             BLUE                                                                                7.20
----------------------------------------------------------------------------------------------------------------------------------
# 26    LATEX SUPPORTED GLOVES  Latex Dipped Kevlar                                                 25.08
----------------------------------------------------------------------------------------------------------------------------------
          NITRILE SUPPORTED
# 27            GLOVES          Nitrile Dipped Nylon, Knitted Liner                                  4.08
----------------------------------------------------------------------------------------------------------------------------------

                                    EXHIBIT B

                            Raw Material Utilization
                            ------------------------
                                 By Style Table
                                 --------------

                                    EXHIBIT C

                             Services or Components
                             ----------------------
                          Supplier will Supply Directly
                          -----------------------------
                                    To Buyer
                                    --------

                                    EXHIBIT D
                                    ---------

                           List of Assets of Supplier
                             Movables and immovables